SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                  CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                December 31, 2001
                                  Date of Report

                        (Date of Earliest Event Reported)

                           K-Tronik International Corp.
              (Exact name of Registrant as Specified in its Charter)

            290 Vincent Avenue, 4th Floor, Hackensack, New Jersey 07601
                      (Address of Principal Executive Offices)

                                   604-608-4226
                          (Registrant's Telephone Number)

                                  LMC Capital Corp.
            Suite 2602 - 1111 Beach Ave Vancouver, BC Canada V6E 1T9
                          (Former name and former address)


      Nevada                         000-31639                   88-0436364
      ------                         ---------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Share Purchase Agreement with K-Tronik (N.A.) Inc.

The Registrant has closed its purchase of all of the issued and outstanding shares of K-Tronik (N.A.) Inc. ("K-Tronik N.A."). K-Tronik N.A. was formerly named K-Tronik Int'l Corporation.

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The Registrant had agreed, pursuant to a share purchase agreement executed
November 29, 2001 (the K-Tronik N.A. Agreement"), to purchase all of the issued and outstanding shares of K-Tronik N.A. from the two holders of these shares:
Mr. Robert Kim (47%) and ETIFF Holdings, LLC (a wholly owned subsidiary of Eiger Technologies Inc., a Toronto Stock Exchange listed company)(53%) by way of the issuance of 6,714,286 common shares to Robert Kim and 7,571,428 common shares to ETIFF Holdings, LLC ("ETIFF"). The common shares were issued at a deemed price of $0.70 for a total purchase price of $10,000,000. These common shares were issued on December 24, 2001.

As a condition of closing the K-Tronik N.A. Agreement, the Registrant settled the debts of K-Tronik N.A. to its parent, ETIFF, in the amount of $4,071,000 by way of the issuance to ETIFF of 4,071,000 common shares of the Registrant at a deemed price of one common share per $1.00 of outstanding debt principal. However, subsequent to closing (and in connection with the preparation of ETIFF's and K-Tronik's December 2001 financial statements) it was found that the debt of K-Tronik N.A. to ETIFF was not $4,071,000 but rather $3,788,172. As a result, 282,828 common shares were returned to treasury by ETIFF and a new certificate representing 3,788,172 common shares of the Registrant was issued to ETIFF.

As a condition of closing, ETIFF was granted the option (and exercised the option) to purchase a total of 3,000,000 common shares of the Registrant from existing shareholders of the Registrant . Prior to closing, there were 4,500,000 common shares of the Registrant issued and outstanding.

The K-Tronik N.A. Agreement, the debt settlement with ETIFF and the transfer of the 3,000,000 shares of common stock were all approved by unanimous directors' resolutions dated effective December 12, 2001.

Under the terms of the K-Tronik Agreement, the former directors and officers of the Registrant (Phillip Cassis, Christopher D. Farber, William J. Little) resigned upon closing. The Directors were replaced by Mr. Keith Attoe (also Director and CFO of Eiger Technologies Inc.), Mr. Gerry Racicot (also Director and President of Eiger Technologies Inc.) and Mr. Robert Kim (also Director and President of K-Tronik). Mr. Robert Kim was appointed as President of the Registrant, Mr. Keith Attoe as Treasurer and Mr. J.K. Lee (also controller of K-Tronik) as Secretary of the Registrant.

A copy of the K-Tronik Agreement was filed as an exhibit to the report on Form 8K dated December 16, 2001 on the EDGAR system.

Control of the Registrant:

On December 31, 2001, the Registrant had 22,573,886 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the common stock of the Registrant as of December 31, 2001 of (1) each person who is known to the Registrant to own beneficially more than 5% of its outstanding common stock, (2) each of its directors and officers, and (3) all of its directors and officers as a group:

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
----------------------------------------------------------------------------------------------------------
Name and Address                   Position                   Amount of Stock          Percentage of Class
                                                            Beneficially Owned
----------------------------------------------------------------------------------------------------------
ETIFF Holdings Inc.                5% shareholder               14,359,600                 63.61%
(Eiger Technology,
Inc. subsidiary)
----------------------------------------------------------------------------------------------------------
Robert Kim                         Director and President,       6,714,286                 29.74%
                                   5% shareholder
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Gerry Racicot                      Director                     (1)                        (1)
----------------------------------------------------------------------------------------------------------
Keith Attoe                        Director and Treasurer       (2)                        (2)
----------------------------------------------------------------------------------------------------------
J.K. Lee                           Corporate Secretary           0                         0%
----------------------------------------------------------------------------------------------------------
Directors, Officers and                                         26,788,171                 93.35%
5% stockholders in
total (5 Persons)
----------------------------------------------------------------------------------------------------------

1. Mr. Gerry Racicot does not personally own any common stock. However, as well as being a director of the Registrant, he is a Director and President of Eiger Technology Inc. which, through its wholly owned subsidiary ETIFF Holdings Inc., owns 14,359,600 shares of common stock of the Registrant. As stated in the table above, ETIFF holds a total of 63.61% of the issued and outstanding stock of the Company

2. Mr. Keith Attoe does not personally own any common stock. However, as well as being a director of the Registrant, he is a Director and President of Eiger Technology Inc. which, through its wholly owned subsidiary ETIFF Holdings Inc., owns 14,359,600 shares of common stock of the Registrant. As stated in the table above, ETIFF holds a total of 63.61% of the issued and outstanding stock of the Company. Mr. Keith Attoe is also a Director and Officer of ETIFF.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As used in this current report, the terms "we", "us", "our", "our company", "the Company" and "the Registrant" mean, as the context requires, K-Tronik International Corp. (formerly LMC Capital Corp.) and its wholly owned subsidiaries, K-Tronik N.A. ("K-Tronik N.A."), a Nevada corporation and K-Tronik Asia Corp. ("K-Tronik Asia"), a Korean corporation in which K-Tronik holds an 86.66% interest.

(a)   Acquisition of K-Tronik:

The terms of the K-Tronik N.A. Agreement (whereby the Company acquired K-Tronik) are described in detail in Item 1 of this report on Form 8K/A. The K-Tronik
N.A. Agreement is attached to the Company's report on Form 8K dated December 16, 2001 and filed on the EDGAR system.

 (b) Corporate History of the Company and K-Tronik N.A.:

The Company was incorporated in the State of Nevada on September 2, 1999, under the name of "LMC Capital Corp.".

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At its meeting of shareholders dated November 13, 2001, the shareholders of LMC approved a name change of the corporation to "K-Tronik International Corp.".
The necessary documents (including directors' resolutions) have been filed with the Secretary of State of Nevada to effect this name change but this name change has not been processed as of the date of this report on Form 8-K/A.

K-Tronik N.A. was incorporated in the State of Nevada on March 17, 1998 under the name of "K-Tronicks, Inc.". Its name was changed to "K-Tronik Int'l Corporation" on August 7, 1998. K-Tronik N.A. was formed by its former parent, Eiger Technology, Inc. and a predecessor company, K-Tronicks Industries Inc. (a New Jersey corporation incorporated in 1995) as a joint venture. Shares in K-Tronik N.A. were issued to the two (at that time) shareholders, Mr. Robert Kim (in exchange for vending in the assets of K-Tronicks Industries, Inc.) and Eiger Technology, Inc. (in exchange for financing the company). K-Tronik N.A. has one subsidiary, K-Tronik (Asia) Corp., a Korean corporation incorporated on May 31, 1998, of which it owns 86.66%.

(c) The Company's Products and Technology

K-Tronik N.A. is an energy efficiency lighting company. K-Tronik N.A. has been in the business of designing and manufacturing and selling electronic ballasts for the last five (5) years and has key personnel who have lighting ballast manufacturing experience of over ten (10) years. K-Tronik N.A. is a leading North American, electronic ballast manufacturer. K-Tronik N.A. ballasts have recently been installed in JFK Airport, J.F. Kennedy Center, Ford Motor Corporation, Chase Manhattan Bank, Citibank, Florida Department of Transportation as well as numerous schools and hospitals throughout United States. K-Tronik N.A. currently manufactures ballasts for the US, Canadian, Asian, Latin-American and European markets although past sales have focussed on the United States.

K-Tronik N.A. is particularly active with supplying ESCOs (Energy Services Companies) ballast products used in generating energy savings for customers' commercial and industrial buildings.

A "ballast" is a device in lighting systems that operates fluorescent lights. The ballast provides the necessary starting voltages, frequency and wattage to a fluorescent lights while limiting and regulating the current during the light's operation. Without a ballast, a fluorescent light would be destroyed immediately when voltages were applied by switching it on. Many people recognize ballasts as the "black boxes" in their fluorescent light fixtures at home that are visible when they replace the fluorescent tubes.

Electronic ballasts use semi-conductor components to increase the frequency of fluorescent light operation. The smaller inductive components provide the light's current control. Fluorescent system efficiency is increased due to high frequency light operation. Electronic ballasts, when used with T-8 fluorescent light systems, result in about a 30% savings of electricity when compared to conventional T-12 40watt light systems (or bulbs).

K-Tronik's N.A.'s main sales target is the niche market which other, larger manufacturers find too small to accommodate and the design and custom manufacture of specialty ballasts has been key to K-Tronik N.A.'s acceptance in the lighting industry.

K-Tronik N.A. has a number of product lines including its new "MVP" product line which is designed to cater to growing market demand for multi voltage electronic ballast products.

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(d) Key Employees

The key employees of K-Tronik N.A. include the following:

Mr. Robert Kim, President of the Company and President of K-Tronik N.A.:

Robert Kim has a number of years of experience in the ballast industry in sales and management roles.

Mr. John Andrews, Director of Sales and Operations of K-Tronik N.A.:

John Andrews joined K-Tronik N.A. in June of 1999. His responsibilities include managing national sales, inventory management, credit and collection and corporate marketing. John Andrews was employed by LG Industrial Systems USA (a small ballast manufacturer) from 1996 to 1999 as Director of Sales and Operations.

K-Tronik N.A., on occasion, utilizes the services of engineering and design consultants where its internal expertise is insufficient or otherwise committed to other projects.

K-Tronik N.A. has a total of 6 employees and K-Tronik (Asia) has a total of 40 employees. The majority of K-Tronik (Asia)'s employees (25) are involved in production / manufacturing positions. A total of 5 employees (2 in K-Tronik N.A. and 3 in K-Tronik (Asia)) are involved in Research and Development and Engineering positions.

K-Tronik N.A., through hirings from industry competitors, has attempted to build service, distribution and sales capability. Hirings have come from Motorola (which ceased ballast production operations in 1999) and from Magnetek.

(e) Product Pricing

As electronic ballasts have become more of a commodity item in the lighting industry over time, the prices for ballasts have dropped from $20.00 to $11.27 on average from 1993 to 2001.

The result has been increasingly difficult competition, mergers and closures in the ballast industry and attempts by companies to find low labour cost jurisdictions (such as China or Mexico) in which to manufacture product.

(f) Intellectual Property

K-Tronik N.A. has applied for US patents on its MVP product line and these patents are pending.

The "K-Tronik" name has been trademarked in the United States but not in other jurisdictions.

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(g) Research and Development

K-Tronik N.A. and its engineering team engage in ongoing research and development relating mostly to product design and market requirements. The result has been the introduction of a number of products in the last two years which are designed to meet changing consumer demands, regulatory requirements and energy saving goals.

K-Tronik N.A. intends to focus on new product development in the ballast industry, in particular the development of smaller ballast products and better production systems which reduce production and delivery time (reducing costs and increasing production reliability).

(h) Markets

The market for ballasts is essentially split in two parts: the market for original installations (such as those in new buildings) where ballasts are purchased by original equipment manufacturers ("OEM"s) and the market for replacement of existing ballasts to install energy saving ballasts (the "retrofit" market).

The market for electronic ballasts grew significantly in the 1990s (000s of units) as exemplified by the following figures for 4' x 8' electronic ballasts:

Year    OEM      Retrofit
1989      713        713
1990    1,501      1,501
1991    4,172      4,172
1992    6,912      6,380
1993   13,103     10,721
1994   14,238     10,741
1995   15,334     11,065
1996   16,089     11,765

The OEM market growth has outpaced retrofit market growth.

(Source: US Census Bureau, 4' x 8' ballast models only.)

Distribution in the OEM market is effected by a large number of distributors which typically will carry a whole range of lighting and building products. Distribution in the retrofit market is effected by energy saving companies ("ESCO"s) which will often be involved in the analysis of a buildings or institution's potential cost savings from a retrofit and which are often owned or operated by energy utilities.

There are two main types of ballast products: those which rely on magnetic technology ("magnetic ballasts") to carry and regulate current in lighting and those which rely on electronic transformers ("electronic ballasts") to carry out the same functions.

There are many different types of magnetic and electronic ballasts, each suiting individual customer needs which may vary according to customer tolerance for energy consumption, EMI emissions and multi voltage needs.

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Estimating the size of the ballast market overall is difficult and it varies from year to year with general economic growth, commercial and residential real estate markets and other factors (including some "shocks" to the market such as the Department of Energy's requirement for magnetic ballasts to be phased out by April 1, 2005 or the energy difficulties of California in 2000-2001 which saw demand for electronic ballasts increase).

In the year 2000, a total of 101,676,000 ballast were sold in the United States. Of these ballasts sold, 55,118,000 were magnetic ballasts and 46,558,000 were electronic ballasts (Source: US Census Bureau). The market is likely to further shift to electronic ballasts in the future because of changing regulatory requirements regarding magnetic ballasts' EMI emissions, reliability of electronic ballasts, decreasing costs of electronic ballasts over time and electronic ballasts' relative versatility. The number of electronic ballasts sold has been increasing over time at a much greater growth rate than the overall number of ballasts sold, which has been essentially flat and has not shown significant growth as a industry (Source: US Census Bureau).

The market for ballasts is experiencing significant changes which K-Tronik N.A. hopes to exploit. The United States Federal Department of Energy has mandated the elimination of magnetic ballasts n the commercial and industrial new construction or renovation industry (because of perceived EMI emissions problems and because of energy efficiency concerns, Department of Energy news release dated October 15, 1999 at www.energy.gov/HQPress) by April 1, 2005. As a result, electronic ballasts such as those manufactured by K-Tronik N.A. will capture the entire ballast market and competitors which have typically manufactured magnetic ballasts (such as Magnetek) will be forced to introduce new products or lose their market share.

At this time, electronic ballasts account for 46% of ballast sales.

K-Tronik N.A. manufactures and distributes only electonic ballasts.


(i) Marketing Strategy:

The Company's marketing strategy is characterized by the following:

Delivering niche products to customer groups: As a small manufacturer, the Company can deliver niche or specialty products which it is uneconomical or unattractive for its larger competitors to deliver.

Exploiting market changes: As a manufacturer of electronic ballasts, the Company is likely to experience sales growth due to the banning of magnetic ballasts by the US Department of Energy in 2005 in commercial and industrial installations.

Building brand name recognition: With sales expanding in the five years since its founding, K-Tronik N.A. is becoming more recognized in this industry where brand name recognition is important to overall acceptance of your products by customers. Sales are typically made to purchasing agents who often base a buying decision on whether or not they recognize and trust the manufacturer's name.

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Focussing on ballasts with energy efficiency advantages: K-Tronik N.A.'s ballasts (because they are electronic) are less susceptible to variations in power grid currents ("brownouts") which have occurred in the United States and South America in recent years. K-Tronik N.A. hopes to continue developing products which have some superiority in this area and to exploit markets where this competitive factor is key (eg. California, the Northeastern United States, South America).

Focussing on relationships with ESCOs: the retrofit market has a higher margin than the OEM market and, as a result, relationships with ESCOs are crucial in building profitability.

(j) Competitors in the ballast industry:

The chief competitors in the ballast industry are Advance (a division of Philips), Magnetek and Osram (a division of Sylvania). Motorola was also a competitor until 1999 when it sold its ballast manufacturing, distribution and sales division to Osram (Sylvania).

Advance (Philips) had approximately 25% of the ballast market, Magnetek had approximately 22.5% of the ballast market and Osram (Sylvania) had approximately 16.5% of the ballast market. (US Census Bureau). SLI (a division of Valmont Industries Inc.) had approximately 13% of the market. ESI (a division of Energy Savings Inc.) is also a competitor with 10% of the market in 2001.

K-Tronik N.A. and two other small competitors combined had only 13% of the ballast market.

It is possible but unlikely (because of the existing low margins and highly competitive atmosphere) that additional competitors will enter the ballast market.

(k) Competitive Factors in the Market:

The Company has a number of strengths and some weaknesses relating to the competitive factors in the ballast manufacturing industry.

The main competitive factors in the ballast market are as follows:

-brand name recognition (credibility)
-low cost production
-quality and length of customer relationships
-distribution (warehousing and shipping) capabilities
-new product development capability
-quality (reliability) of ballast products
-relationships with ESCO (Energy Saving Companies) for industrial and commercial energy savings retrofits
-increasingly, ability to produce electronic rather than magnetic ballasts

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Each of its competitors has strengths and weaknesses. Magnetek is a manufacturer of magnetic ballasts only. ESI (Energy Savings) has only "plug in" ballast models that fit a minority of fixtures (most fixtures require lead wires, especially in industrial and commercial fixtures). Advance does not have low cost overseas production at this time (although it is in the process of developing such production).

The Company hopes to take advantage of low cost production (possibly through the acquisition of one of its suppliers, Dae Gyung Corp.) in China. In a highly competitive industry, this low cost production could be key to its long term profitability and survival.

K-Tronik N.A. has begun to sell direct to consumers while its largest competitors (because of established intercorporate relationships) must often sell through distributors. This gives K-Tronik a chance to capture the profits normally realized by those distributors.

K-Tronik N.A. and K-Tronik (Asia) have an experienced Korean and American engineering team to allow it to develop mew products in response to changes in the ballast market (such as those which are periodically created by regulatory changes or initiatives).

K-Tronik N.A., through its hiring of many former employees of competitors, has long term relationships with many customers and has itself (through its own sales) built its long term relationships. K-Tronik is building name recognition through advertising (trade magazines and shows) in addition to its sales.

K-Tronik N.A. has a well run warehousing and shipping department which, because it ships only ballasts, is focussed on delivering ballasts on a timely basis unlike large competitors with a wide range of products.

K-Tronik N.A. is able to market directly to customers because it does not have distribution divisions (such as its larger competitors, Osram (Sylvania) and Advance (Philips)) for which ballasts may be a small item or a low priority.

K-Tronik N.A. is actively attempting to expand its sales in ESCO (Energy Saving Company) and South American markets, growing segments which its major competitors have not seemed to target. The ESCO (Energy Saving Company) market is particularly important. ESCOs perform engergy usage audits and evaluations to large companies, the US government, hospitals, school systems and other groups. Most ESCOs are owned by large utility companies. They typically will recommend upgrade of existing ballasts to bring cost savings to their customers. These ESCO companies continue to gain ballast market share annually and have become a key base for ballast purchases. Approximately 50% of buildings and institutions in the US have not yet retrofitted to energy saving electronic ballasts (Market Studies Inc., North Carolina).

However, K-Tronik N.A. is still a minor player in the ballast industry. It does not have the brand name recognition that Sylvania or Motorola have. It does not have the strategic business relationships with distributors (or ownership of them) that its major competitors have. It does not have access to the same financial resources that its largest competitors may have through their parent companies.

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Risk Factors Associated with our Business:

The following risks should be considered carefully. Our business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

-   We may be unable to attract or retain customers;
- We may be unable to anticipate changes in the ballast market or in our customers' needs;
- Our infrastructure may fail (including production and distribution) to efficiently handle the volumes they are required to handle;
-   We haven't paid dividends and don't know if or when we will be able to;
- Changes in laws (especially laws relating to energy saving devices and regulatory requirements or specifications) could potentially hurt our business if we are unable to develop new products or redesign existing products;
- If we succeed in increasing our sales, we might not be able to handle a rapidly expanding operation and various problems associated with this (such as installations, timing and amount of capital expenditures, limits to production capacity in the K-Tronik (Asia) plant and other problems);
- We rely on our Korean and Chinese manufacturing operations (through our subsidiary K-Tronik (Asia) and through our suppliers in China. As a result, we are vulnerable to significant downturns in these countries' economies, currency instability, political instability and other potential risks.
- We will have to rely on future equity financing (which could dilute existing shareholders) because we do not have sufficient revenue to fund ongoing operations right now and are not profitable;
- We may not be able to obtain future equity or debt financing, especially if economic or securities market conditions deteriorate further;
- We are very dependent on our key personnel and management and if they leave, they make some of our customers with them;
- General economic conditions may affect funding for energy retrofit initiatives through federal, state and provincial budget cuts and we are particularly vulnerable to this because many of our customers are government institutions or hospitals and schools;
- We believe that our profitability in the future will depend on our ability to build relationships and in some cases acquire ESCOs. There is no certainty that we will be able to build these relationships or that we will have the funds necessary to acquire ESCOs.

(l) Forward Looking Statements

This report includes `Forward Looking Statements' within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions,

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Page 11

events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included in many places in this Form 8-K/A including in "Future Plan of Operations" and in discussions of the market for SchoolWeb's products and its size. Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. See "Risk Factors Associated with the Company and Its Business" herein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

(m) Description Of Property

The Company currently does not have any physical property.

K-Tronik (Asia) and K-Tronik N.A. do not have any physical property other than their production and office equipment. K-Tronik(Asia)'s plant in Korea is leased (as is the office and warehousing space of K-Tronik in New Jersey). K-Tronik
(Asia)'s plant has a production capacity of 100,000 ballast pieces per month.

(n) The Company's Directors, Executive Officers, Promoters and Control Persons

The following persons are the directors, executive officers, promoters and control persons of the Company:

--------------------------------------------------------------------------------
Name                Position                       Term of Office*1*2
--------------------------------------------------------------------------------
Robert Kim          President and Director         Expires November 12, 2002
--------------------------------------------------------------------------------
Gerry Racicot       Director                       Expires November 12, 2002
--------------------------------------------------------------------------------
Keith Attoe         Director and Treasurer         Expires November 12, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
J.K. Lee            Corporate Secretary            *2
--------------------------------------------------------------------------------

1. Directors, whether appointed at a meeting of stockholders or by the remaining directors, are appointed until the next annual meeting of stockholders. As the Company had its annual meeting of shareholders on November 12, 2001 (and its annual meeting of shareholders is held approximately every twelve months), all of the directors' terms expire on or around November 12, 2002.
2. The President, Secretary and Treasurer do not have a set term of office. They serve at the pleasure of the Directors and can be removed at any time by the Directors.

Robert Kim, President and Director

Robert Kim, in addition to being President of the Company, is President and CEO of K-Tronik N.A. Mr. Kim began work in the lighting and energy management industry in 1990. He was the founding President of Daewoo America's subsidiary, King Tech, which in its first year produced sales exceeding $15 million. Mr. Kim also worked with GoldStar Electronic Ballast Corporation from 1993 until he founded K-Tronicks Industries, Inc. (a predecessor company of K-Tronik N.A.) in 1995.

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Page 12

Gerry Racicot, Director

Gerry Racicot, in addition to being a director of the Company, is director and President of Eiger Technology, Inc. Eiger Technology, Inc., of which K-Tronik N.A. was an operating division until the closing of the K-Tronik N.A. Agreement, is a diverse manufacturer and distributor of a number of products in the technology and commercial lighting industries. Eiger Technology Inc. is listed for trading on the Toronto Stock Exchange and its shares are also posted for trading through the facilities of the NASD's OTCBB. Gerry Racicot was, from 1988 to 2001, President of ADH Custom Metal Fabricators Inc. and Vision Unlimited Equipment Inc., companies which manufacture and distribute various lighting and other products.

Keith Attoe, Treasurer and Director

Keith Attoe, in addition to being a director and Treasurer of the Company, is director and CFO of Eiger Technology, Inc. A chartered accountant by background, Keith Attoe has been with Eiger Technology, Inc. since 1996.

J.K. Lee, Corporate Secretary

J.K Lee, in addition to being Corporate Secretary of the Company, is the controller of K-Tronik N.A

Each officer and director generally serves until the next annual meeting of stockholders or until such time as he or she resigns. The officers of the Company are appointed at the pleasure of the board of directors and may be removed at any time (subject to labour laws and other constraints).

(q) Executive Compensation

                    Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------------------
                                                      Annual Compensation                       Long-term compensation
                                                   -------------------------------------------------------------------------------
                                                                                            Awards             Payouts
                                                                                 --------------------------------------
  Name and                      Year            Salary      Bonus      Other      Restricted     Securities      LTIP    All Other
  principal                                       ($)        ($)       annual       stock        underlying    payouts    compen-
  position                                                             compen-     award(s)       options/       ($)      sation
                                                                       sation        ($)           SARs                     ($)
                                                                         ($)                       (#)

    (a)                         (b)               (c)        (d)         (e)         (f)           (g)           (h)        (i)
----------------------------------------------------------------------------------------------------------------------------------
Robert Kim(2)                  2000            $150,000      --          --          --            --            --         --
President & Director                               0         --          --          --            --            --         --
                               2001            $172,000      --          --          --            --            --         --
----------------------------------------------------------------------------------------------------------------------------------
Keith Attoe                    2000                --        --          --          --            --            --         --
Treasurer & Director           2001                --        --          --          --            --            --         --
----------------------------------------------------------------------------------------------------------------------------------
Gerry Racicot                  2000                --        --          --          --            --            --         --
Director                       2001                --        --          --          --            --            --         --
----------------------------------------------------------------------------------------------------------------------------------
T.W. Chung                     2000                (3)       --          --          --            --            --         --
Director                       2001                (3)       --          --          --            --            --         --
----------------------------------------------------------------------------------------------------------------------------------
J.K Lee(1)                     2000                --        --          --          --            --            --         --
Corporate Secretary            2001             $11,000      --          --          --            --            --         --
----------------------------------------------------------------------------------------------------------------------------------

(1) J.K. Lee is paid by the Company's subsidiary, K-Tronik. As J.K. Lee only joined K-Tronik N.A. in September of 2001, his salary figure does not reflect his annual salary of $33,000.
(2)   Robert Kim is paid by the Company's subsidiary, K-Tronik N.A.

The Company, at its annual meeting of shareholders held on November 13, 2001, approved a stockholders' resolution to adopt a Stock Option Plan. As a result, some or all of the persons named above may be granted options in the future. To date, no options have been granted or are contemplated to be granted.

Other than as stated below, there is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any known related transactions.

(r) Description Of Securities.

The Company is authorized to issue 100,000,000 shares of the common stock of which 22,573,886 shares of common stock were issued and outstanding as of December 31, 2001. Each outstanding share of the common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders.

The holders of the common stock (i) have equal rights to dividends from funds legally available therefore, when, and if, declared by our the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of the common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The holders of the common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any of the directors.

(s) Litigation

The Company and its subsidiaries are not party to any litigation and have no knowledge of any threatened or pending litigation against them.

(t) Market For the Company's Securities

Currently the Company's common stock does not trade on any exchange or quotation system including the NASD's OTCBB.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

   Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   Not applicable.

ITEM 5. OTHER EVENTS

   Successor Issuer Election

Upon closing of the Share Purchase Agreement on September 10, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elects, should that election be necessary, to remain an issuer for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and will continue to report under the Exchange Act.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

Upon closing of the K-Tronik Agreement, William J. Little, Philip Cassis and Christopher D. Farber resigned as directors and officers of the Company. Upon closing of the K-Tronik Agreement, Gerry Racicot, Keith Attoe and Robert Kim were appointed as directors and officers of the Company.

ITEM 7. FINANCIAL STATEMENTS

Attached to and forming part of this Report on Form 8-K/A are the following unaudited pro-forma financial statements of the Company together with audited consolidated financial statements of K-Tronik N.A.:

(a) Unaudited Pro-Forma Consolidated Financial Statements of the Registrant:

    Introduction
    Pro-Forma Consolidated Statement of Stockholders' Equity as at September 30, 2001
    Notes to Pro-Forma Consolidated Statement of Stockholders' Equity as at September 30, 2001

(b) Audited Consolidated Financial Statements of K-Tronik N.A. Inc. (formerly K-Tronik Int'l Corporation):

    Report of Independent Auditor dated November 30, 2001 (except for Notes 4 and 14 for which the dates are December 3, 2001 and December 6, 2001 respectively)
    Consolidated Balance Sheet as at September 30, 2001
    Consolidated Statement of Changes in Stockholders' Equity as at September 30, 2001
    Consolidated Statement of Cash Flows for the year ended September 30, 2001 Notes to Consolidated Financial Statements as at September 30, 2001

ITEM 8. CHANGE IN FISCAL YEAR

     Not applicable.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                    K-TRONIK INTERNATIONAL CORP.



                    By:  /s/ Robert Kim
                      -------------------------------
                    Robert Kim, Director and President

Dated: March 7, 2002

                                   LMC CAPITAL CORP.
                            (A Development Stage Company)

             PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  SEPTEMBER 30, 2001

                                       (Unaudited)


INTRODUCTION

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

LMC CAPITAL CORP.
(a development stage company)

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

SEPTEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------------
(unaudited)                                                                                    (expressed in United States dollars)

                                                                                                                         Pro-Forma
                                                  LMC     K-Tronik                            Pro-Forma Adjustments    Consolidated
                                                                                                                            LMC
                                               30-Sep-01  30-Sep-01       (a)         (b)         (c)         (d)        30-Sep-01
-----------------------------------------------------------------------------------------------------------------------------------
                                                   $          $            $           $           $           $             $
CAPITAL STOCK                                     45        100,000     (45)       (9,487)             38    (90,325)          226

ADDITIONAL PAID-IN CAPITAL                      -         1,053,162    -             -          3,788,134     90,325     4,931,621

ACCUMULATED DEFICIT                           (9,532)    (2,222,397)  9,532          -               -          -       (2,222,397)

ACCUMULATED COMPREHENSIVE LOSS
   - Foreign Currency Translation Adjustments   -          (120,372)   -             -               -          -         (120,372)
-----------------------------------------------------------------------------------------------------------------------------------

                                              (9,487)    (1,189,607)                                                     2,589,078

Less: Minority Interest in K-Tronik Asia        -          (718,589)                                                      (718,589)
-----------------------------------------------------------------------------------------------------------------------------------
                                              (9,487)    (1,908,196)                                                     1,870,489
===================================================================================================================================

    The accompanying notes are an integral part of this pro-forma consolidated statement of stockholders' equity

LMC CAPITAL CORP.
(a development stage company)
PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
SEPTEMBER 30, 2001
================================================================================
(Unaudited)

INTRODUCTION

By agreement dated November 29, 2001 and approved by the board of directors effective December 12, 2001, LMC Capital Corp. ("LMC" or the "Company"), a Nevada corporation, issued 14,285,714 shares of restricted common stock to the shareholders of K-Tronik Int'l Corporation ("K-Tronik"), a Nevada corporation, in exchange for 100% of the issued and outstanding shares of K-Tronik. K-Tronik also owns an 86.7% interest in K-Tronik Asia Corporation ("K-Tronik Asia"), a Korean corporation. In connection with this transaction, LMC changed its name effective December 12, 2001 to K-Tronik International Corp.

This transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of K-Tronik. Under reverse acquisition accounting, the value assigned to the common stock of consolidated LMC on acquisition of K-Tronik will be equal to the book value of the common stock of K-Tronik plus the book value of the net assets of LMC as at the date of the transaction.

The pro-forma consolidated statement of stockholders' equity has been prepared to reflect the statement of stockholders' equity of LMC as at September 30, 2001 assuming the acquisition of K-Tronik had occurred effective September 30, 2001. The ongoing results of operations of consolidated LMC are considered to be a continuation of the results of K-Tronik. As LMC does not have any significant operations or assets, and the audited financial statements of K-Tronik as at September 30, 2001 and 2000 and for the years then ended have been included in the Company's filing on Form 8-K/A, no pro-forma consolidated balance sheet or pro forma consolidated statements of operations have been presented.

The pro-forma consolidated statement of stockholders' equity is based on the following financial statements:

     -   LMC -        unaudited interim financial statements as at September
                      30, 2001.
     -   K-Tronik -   audited financial statements as at September 30, 2001.

Also, the closing of this transaction was conditional upon LMC issuing 3,788,172 shares of restricted common stock in settlement of a $3,788,172 debt of K-Tronik to its parent company. This issuance, as described in the notes, has been reflected in the pro forma statement of stockholders' equity.

This pro-forma consolidated statement of stockholders' equity should be read in conjunction with LMC's December 31, 2000 audited financial statements as filed on Form 10-KSB.

LMC CAPITAL CORP.
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
SEPTEMBER 30, 2001
================================================================================
(Unaudited)

NOTE 1 - ACQUISITION
--------------------------------------------------------------------------------

By agreement dated November 29, 2001 and approved by the board of directors effective December 12, 2001, LMC acquired 100 % of the issued and outstanding shares of K-Tronik, which includes K-Tronik's 86.7% interest in K-Tronik Asia, in exchange for 14,285,714 shares of restricted common stock of LMC. As a condition of this acquisition, LMC issued 3,788,172 shares of restricted common stock to ETIFF Holdings Inc. ("ETIFF") in settlement of $3,788,172 owed to ETIFF by K-Tronik. ETIFF, a wholly owned subsidiary of Eiger Technologies, Inc., a Toronto Stock Exchange listed company, owned 53% of the issued and outstanding shares of K-Tronik. Also in connection with this transaction, ETIFF was granted an option, which has been exercised, to acquire an additional 3,000,000 shares of LMC from the original shareholders of LMC. As a result of this transaction, the former shareholders of K-Tronik own 93.4% of LMC representing 21,073,886 of the 22,573,886 total issued and outstanding shares of LMC.

For purposes of this pro-forma consolidated statement of stockholders' equity, this acquisition has been accounted as a recapitalization using accounting principles applicable to reverse acquisitions whereby the value assigned to the common stock of consolidated LMC on acquisition of K-Tronik will be equal to the book value of the common stock of K-Tronik plus the book value of the net assets of LMC as at the date of the transaction.

The book value of LMC' capital stock, resulting from the reverse acquisition before giving effect to the settlement of debt, is calculated as follows:

      K-Tronik capital stock                                  $    100,000
      K-Tronik additional paid in capital                        1,053,162
      LMC net assets (liabilities)                                  (9,487)
                                                              ------------
      LMC pro-forma capital stock                             $  1,143,675
                                                              ============

LMC pro-forma capital stock, resulting from the reverse acquisition, is made up as follows:

      Capital stock (18,785,714 common shares issued and
        outstanding)                                          $        188
      Additional paid-in capital                                 1,143,487
                                                              ------------
                                                              $  1,143,675
                                                              ============

NOTE 2 - PRO-FORMA ADJUSTMENTS
--------------------------------------------------------------------------------

(a)   Elimination of LMC's stockholder's equity
      In accordance with reverse acquisition accounting, the financial statements subsequent to the date of the transaction will be presented as a continuation of K-Tronik and as a result the stockholders' equity of LMC has been eliminated as follows:

                                                                 Total
                                                              Elimination
                                                              ------------

      LMC share capital                                       $         45
      LMC additional paid in capital                                  -
      LMC accumulated deficit                                       (9,532)
                                                              ------------
      Book value of LMC net assets (liabilities)              $     (9,487)
                                                              ============

LMC CAPITAL CORP.
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
SEPTEMBER 30, 2001
================================================================================
(Unaudited)

NOTE 2 - PRO-FORMA ADJUSTMENTS (cont'd)
--------------------------------------------------------------------------------

(b)   Record value assigned to LMC under reverse acquisition accounting
      As at the date of the transaction, LMC does not have any significant operations or assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions. Accordingly, no goodwill is recorded and the value assigned to LMC is equal to the book value of the net assets (liabilities) of LMC as at the date of the transaction. As at September 30, 2001, the net book value of the net assets (liabilities) of LMC is $(9,487).

(c)   Record shares issued on settlement of debt.
      As described in Note 1, as a condition of this acquisition, LMC issued 3,788,172 shares of restricted common stock to ETIFF in settlement of $3,788,172 owed to ETIFF by K-Tronik. As at September 30, 2001, the date of the pro-forma statement of stockholders equity, the balance of this debt was $3,709,180. The pro-forma statement of stockholders equity reflects this issuance of 3,788,172 shares of capital stock by LMC in settlement of this amount as follows.

                                                                 Total
                                                               Adjustment
                                                              ------------
          LMC share capital                                   $         38
          LMC additional paid in capital                         3,788,134
                                                              ------------
          Value of shares issued on settlement of debt        $  3,788,172
                                                              ============

(d)   Restatement of share capital under reverse acquisition accounting
      In accounting for this reverse acquisition, the legal share capital is that of LMC (the legal parent) and the value of share capital is calculated as described in Note 1. Upon completion of this transaction and the related debt settlement, LMC will have 22,573,886 of its $0.00001 par value common shares issued and outstanding as follows:

                                                                       Additional      Total Share
                                                     Capital Stock    Paid in Capital      Capital
                                                    -----------------------------------------------
      LMC as at September 30, 2001                  $         45     $       -        $         45
      K-Tronik as at September 30, 2001                  100,000        1,053,162        1,153,162
      Pro-forma adjustment (a)                               (45)            -                 (45)
      Pro-forma adjustment (b)                            (9,487)            -              (9,487)
      Pro-forma adjustment, to reconcile par value       (90,325)          90,325             -
                                                    -----------------------------------------------
                                                             188        1,143,487        1,143,675

      Pro-forma adjustment (c)                                38        3,788,134        3,788,172
                                                    -----------------------------------------------
      Pro-forma balance, September 30, 2001         $        226     $  4,931,621     $  4,931,847
                                                    ===============================================

                           K-TRONIK INT'L CORPORATION

                          CONSOLIDATED FINANCIAL REPORT

                           SEPTEMBER 30, 2001 AND 2000

                           K-TRONIK INT'L CORPORATION

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                 C O N T E N T S

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 1-2

CONSOLIDATED FINANCIAL STATEMENTS:


    Balance Sheet                                                              3

    Statement of Operations and Comprehensive Loss                             4

    Statement of Changes in Stockholders' Equity (Deficiency)
      and Minority Interest                                                    5

    Statement of Cash Flows                                                    6

    Notes to Consolidated Financial Statements                              7-12


SUPPLEMENTARY INFORMATION TO CONSOLIDATED
   FINANCIAL STATEMENTS:

    Independent Auditors' Report on Supplementary Information                 13

    Consolidating Balance Sheet                                               14

    Consolidating Statement of Operations and Comprehensive Loss              15

    Consolidating Statement of Cash Flows                                     16

Board of Directors
K-Tronik Int'l Corporation
290 Vincent Avenue
Hackensack, New Jersey  07601


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated balance sheet of K-Tronik Int'l Corporation as of September 30, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficiency) and minority interest, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of K-Tronik Asia Corporation, a majority owned subsidiary, which statements reflect total assets of approximately $1,526,000 and $2,135,000 as of September 30, 2001 and 2000, respectively, and total revenues of approximately $5,843,000 and $2,992,000 for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for K-Tronik Asia Corporation, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

The opinion of the other auditors on the September 30, 2000 financial statements of K-Tronik Asia Corporation was qualified because they were not able to observe the counting of the physical inventories of K-Tronik Asia Corporation as of September 30, 1999 (stated at $297,906), nor were they able to satisfy themselves about inventory quantities by means of other auditing procedures.

K-Tronik Int'l Corporation
Hackensack, New Jersey 07601


In our opinion, based on our audits and the report of other auditors, except for the effects of such adjustments, if any, that might have been determined to be necessary had the other auditors been able to observe the counting of the physical inventories of K-Tronik Asia Corporation as of September 30, 1999, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of K-Tronik Int'l Corporation as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the consolidated financial statements, certain errors resulting in the previously reported loan payable - related party and intercompany activity as of September 30, 1999 were discovered. Accordingly, an adjustment has been made to retained earnings as of September 30, 1999 to correct the errors. In addition, as discussed in Note 12 to the consolidated financial statements, the Company changed its method of accounting for organization costs during the year ended September 30, 2000.


                                         /s/ SMOLIN, LUPIN & CO., P.A.
                                             Fairfield, New Jersey


November 30, 2001, except for Notes 4 and 14 as to which the dates are December 3, 2001 and December 6, 2001, respectively

Page 3
                           K-TRONIK INT'L CORPORATION

            CONSOLIDATED BALANCE SHEET - SEPTEMBER 30, 2001 AND 2000

                                     ASSETS

                                                          2001         2000
                                                       ----------    ----------

CURRENT ASSETS:
   Cash and Cash Equivalents                               95,600       297,585
   Accounts Receivable - Net of Allowance for
    Doubtful Accounts of Approximately $19,000
    in 2001 and $5,000 in 2000                          1,363,613       961,206
   Inventory                                            2,395,261     1,519,162
   Prepaid Expenses                                       151,429       179,164
                                                       ----------    ----------
      Total Current Assets                              4,005,903     2,957,117
                                                       ----------    ----------

PROPERTY AND EQUIPMENT - Net                              405,289       484,095
                                                       ----------    ----------

OTHER ASSETS:
   Security Deposits                                       44,058        36,009
   Regulatory approval - Net of Accumulated
     Amortization of $33,035 in 2001 and
       $18,511 in 2000                                    116,072       119,194
   Loans and  Advances                                      9,983         6,190
                                                       ----------    ----------
                                                          170,113       161,393
                                                       ----------    ----------

      TOTAL ASSETS                                      4,581,305     3,602,605
                                                       ==========    ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Notes Payable                                        1,426,611     1,027,835
   Accounts Payable and Accrued Expenses                1,353,710       813,606
   Loan Payable - Employee                                   -          415,453
                                                       ----------    ----------
      Total Current Liabilities                         2,780,321     2,256,894
                                                       ----------    ----------

LOAN PAYABLE - Parent Company                           3,709,180     2,479,180
                                                       ----------    ----------

COMMITMENTS

STOCKHOLDERS' DEFICIENCY:
   Common Stock - No Par Value; 25,000 Shares
    Authorized, Issued and Outstanding                    100,000       100,000
   Additional Paid-In Capital                           1,053,162     1,053,162
   Accumulated Deficit                                 (2,222,397)   (1,655,022)
   Accumulated Other Comprehensive Loss - Foreign
    Currency Translation Adjustments                     (120,372)      (41,322)
                                                       ----------    ----------
      Total                                            (1,189,607)     (543,182)
      Less:  Minority Interest                            718,589       590,287
                                                       ----------    ----------
                                                       (1,908,196)   (1,133,469)
                                                       ----------    ----------


        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY  4,581,305     3,602,605
                                                       ==========    ==========


See notes to consolidated financial statements.

                           K-TRONIK INT'L CORPORATION

           CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                      FOR THE YEAR ENDED SEPTEMBER 30, 2000



REVENUE                                                               4,494,699

COST OF SALES                                                         3,086,716
                                                                     ----------

GROSS PROFIT                                                          1,407,983

OPERATING EXPENSES                                                    1,646,893
                                                                     ----------

INCOME FROM OPERATIONS                                                 (238,910)

OTHER INCOME AND (EXPENSES):
   Interest Income                                            498
   Research and Development Costs                        (441,987)
   Interest Expense                                      (168,221)
   Loss on Sale of Equipment                                 (443)
                                                         --------
      Total Other Income and (Expenses)                                (610,153)
                                                                     ----------

LOSS BEFORE MINORITY INTEREST IN LOSS OF CONSOLIDATED
   COMPANIES, INCOME TAXES AND CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE                                   (849,063)

MINORITY INTEREST IN LOSS OF CONSOLIDATED COMPANIES                     158,752
                                                                     ----------

LOSS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE                                      (690,311)

INCOME TAXES                                                             11,404
                                                                     ----------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                                (701,715)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    (337,896)
                                                                     ----------

NET LOSS FOR THE YEAR                                                (1,039,611)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                                (53,404)
                                                                     ----------

COMPREHENSIVE LOSS FOR THE YEAR                                      (1,093,015)
                                                                     ==========



See notes to consolidated financial statements.

                           K-TRONIK INT'L CORPORATION

    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) AND
                                MINORITY INTEREST

                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000

                                                                                      Comprehensive
                                                                                          Loss -
                                                                                        Adjustment
                                                   Additional          Retained         for Foreign
                                     Common          Paid-In            Earnings          Currency         Minority        Total
                                      Stock          Capital            (Deficit)       Translation        Interest        Equity
                                    ----------      ----------         ----------        ----------       ----------     ----------
BALANCE - October 1, 1999 as
   previously reported               100,000        1,053,162           (751,239)          12,082          (570,313)     (156,308)

Prior Period Adjustment -
  Error in Unrecorded
   Foregiveness of Debt                 -                -               282,828             -                 -          282,828

Error in Recording
  Intercompany Activity                 -                -              (147,000)            -              147,000          -
                                     -------        ---------         ----------         --------          --------    ----------

BALANCE - October 1, 1999
  as Restated                        100,000        1,053,162           (615,411)          12,082          (423,313)      126,520

Net Loss for the Year                   -                -            (1,039,611)            -             (158,752)   (1,198,363)

Foreign Currency Translation
  Adjustment                            -                -                  -             (53,404)           (8,222)      (61,626)
                                     -------        ---------         ----------         --------          --------    ----------

BALANCE - September 30, 2000         100,000        1,053,162         (1,655,022)         (41,322)         (590,287)   (1,133,469)

Net Loss for the Year                   -                -              (567,375)            -             (116,134)     (683,509)

Foreign Currency Translation
  Adjustment                            -                -                  -             (79,050)          (12,168)      (91,218)
                                     -------        ---------         ----------         --------          --------    ----------

BALANCE - September 30, 2001         100,000        1,053,162         (2,222,397)        (120,372)         (718,589)   (1,908,196)
                                     =======        =========         ==========         ========          ========    ==========


See notes to consolidated financial statements.

                           K-TRONIK INT'L CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                          2001         2000
                                                       ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss for the Year                                 (567,375)   (1,039,611)
   Adjustments to Reconcile Net Loss to
    Net Cash Used by Operating Activities:
     Amortization and Depreciation                        147,098        88,074
     Bad Debt Expense                                      54,494         5,000
     Loss on Sale of Fixed Assets                           9,423           443
     Minority Interest in Loss of Consolidated Companies (128,303)     (166,974)
     Cumulative Effect of Change in Accounting Principle     -          337,896
    Net Change in Operating Assets and Liabilities:
     Accounts Receivable                                 (456,901)     (266,779)
     Inventory                                           (876,099)     (719,548)
     Prepaid Expenses                                      27,735      (104,658)
     Security Deposits                                     (8,049)      (18,400)
     Loans and Advances                                    (3,793)       (6,190)
     Accounts Payable and Accrued Expenses                540,106      (153,899)
                                                       ----------    ----------

       Net Cash Used by Operating Activities           (1,261,664)   (2,044,646)
                                                       ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Equipment                                 (132,048)     (454,752)
   Sale of Equipment                                       68,856          -
   Purchase of Regulatory Approval                        (11,402)      (34,695)
                                                       ----------    ----------

       Net Cash Used by Investing Activities              (74,594)     (489,447)
                                                       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Notes Payable - Net                      (16,677)      385,054
   Proceeds from/(Payments of) Loan Payable
     - Employee                                              -          415,453
   Proceeds from Loan Payable - Parent Company          1,230,000     2,070,360
                                                       ----------    ----------

       Net Cash Provided by Financing Activities        1,213,323     2,870,867
                                                       ----------    ----------

EFFECT OF EXCHANGE RATE CHANGES                           (79,050)      (53,404)
                                                       ----------    ----------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                  (201,985)      283,370

CASH AND CASH EQUIVALENTS - Beginning                     297,585        14,215
                                                       ----------    ----------

CASH AND CASH EQUIVALENTS - Ending                         95,600       297,585
                                                       ==========    ==========


See notes to financial consolidated statements.

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of Business:

         K-Tronik Int'l Corporation ("The Company") is engaged in the manufacture and distribution of various types of electronic stabilizers and illuminator ballasts for fluorescent lighting fixtures. The Company grants credit, on an unsecured basis, to distributors and installers located throughout the United States.

         The Company is 53% owned by Eiger Technology, Inc. ("Eiger"), a publicly traded Canadian corporation, and 47% by one other stockholder.

         Method of Accounting:

         These financial statements have been prepared on the basis of accounting generally accepted in the United States of America.

         Principles of Consolidation:

         The consolidated financial statements include the accounts of the Company and its 86.66% owned interest in K-Tronik Asia Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

         Cash and Cash Equivalents:

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

         Cash in Excess of FDIC Limits:

         The Company, at times during the year, maintained cash in excess of the $100,000 FDIC limit with its financial institution.

         Inventories:

         Inventories are stated at the lower of cost or market. Cost is determined by the moving weighted average method.

         Property and Equipment:

         Property and equipment are stated at cost. The Company provides for depreciation using straight-line and accelerated methods over the estimated useful lives of five years.

         Advertising Costs:

         Advertising costs are charged to operations when incurred. Advertising expense was $111,129 and $103,697 for the years ended September 30, 2001 and 2000, respectively.

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

         Research and Development Costs:

         Research and development costs are charged to operations when incurred.

         Profitability and Liquidity:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has sustained substantial operating losses and has used significant amounts of working capital in recent years.

         In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the success of its future operations, which in turn is dependent upon, the continued support of Eiger, the parent company. Eiger's management has represented that Eiger will continue to support the Company and intends to convert to equity the loan payable from the Company to Eiger pursuant to a successful public offering of the Company's common stock (see Notes 6 and 14). Management believes that actions presently being taken to revise the Company's operating and financial position provide the opportunity for the Company to continue as a going concern.

         Use of Estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


NOTE 2 - INVENTORY:

         Inventory consists of the following::

                                                               2001      2000
                                                               ----      ----

         Raw Materials                                       323,522    373,124
         Work-in-Process                                     119,488    211,367
         Finished Goods                                    1,952,251    934,671
                                                           ---------  ---------
                                                           2,395,261  1,519,162
                                                           =========  =========

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 3 - PROPERTY AND EQUIPMENT:

         Property and equipment are as follows:

                                                               2001      2000
                                                               ----      ----

         Transportation Equipment                             32,989     42,310
         Computer Equipment                                   45,082     44,508
         Tools                                               155,907    141,388
         Furniture and Fixtures                               54,815     59,340
         Machinery and Equipment                             318,826    289,839
                                                             -------    -------
            Total                                            607,619    577,385
            Less: Accumulated Depreciation                   202,330     93,290
                                                             -------    -------
                                                             405,289    484,095
                                                             =======    =======

NOTE 4 - NOTES PAYABLE:

         The Company has drawn $1,205,351 and $1,027,835 at September 30, 2001 and 2000, respectively, under a $1,500,000 revolving credit line with Business Alliance Capital Corporation ("Alliance"), which is due on demand. The line of credit is secured by equipment, general intangibles, inventory, the minority stockholder's guarantee and the majority stockholder's guarantee of $250,000. The line expires June 30, 2002. The availability of funds is limited to percentages of eligible accounts receivable and inventory. Interest, which is payable monthly, is computed at 1.5 percent above Alliance's prime rate. Finance fees, also charged to interest expense and payable monthly, are charged at an amount equal to one-half of one percent of the average outstanding balance of the previous month based on a minimum outstanding balance of $200,000. The loan agreement contains covenants that the Company was in violation of at September 30, 2001 and 2000. The Company obtained a waiver from Alliance on December 3, 2001 for the violation at September 30, 2001. The Company also obtained a waiver on March 7, 2001 for the violation at September 30, 2000.

         K-Tronik Asia has drawn approximately $221,260 under a revolving line of credit of approximately $300,000 at September 30, 2001. The line expires May 29, 2002. Interest which is payable upon borrowing, is charged at an adjustable rate, currently 5% per annum.


NOTE 5 - INVESTMENT IN FOREIGN JOINT VENTURE:

         The Company has a 86.66% ownership interest in K-Tronik Asia Corp. ("Asia"). Asia is a Korean factory which currently manufactures products for the Company.

         The functional currency of Asia is the Korean won. The assets and liabilities of the foreign entity has been translated at the exchange rates as of September 30, 2001 and 2000. Income and expense accounts were translated at the average rates in effect during the reporting

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 5 - INVESTMENT IN FOREIGN JOINT VENTURE: (Continued)

         period. Translation adjustments are included as a component of stockholders' equity.

         The opinion of the other auditors on the September 30, 2001 and 2000 financial statements of K-Tronik Asia Corporation emphasized that the operations of K-Tronik Asia Corporation have been and may continue to be affected for the foreseeable future by the adverse economic conditions in the Republic of Korea in recent years and those in the Asia Pacific region in general.


NOTE 6 - RELATED PARTY TRANSACTIONS AND CONCENTRATIONS:

         As of September 30, 2001 and 2000, the Company had been advanced a non-interest bearing loan from Eiger, the parent company, which is not expected to be repaid within the current year. Transactions between the Company and companies under control of the stockholder are not necessarily the same as would occur between related parties.

         At September 30, 2001, the Company had been advanced $250,000, with interest payable monthly at 7% per annum, from Eiger, the parent company, which is not expected to be repaid within the current period.

         Asia is the major supplier of the Company's inventory. All of the purchases are from Asia. If this investment were to terminate, there is a reasonable possibility that a reduction to the Company's gross profit would result.

NOTE 7 - COMMITMENTS AND CONTINGENCY:

         The Company assumed a lease of its office space located in Hackensack, New Jersey which expires November 30, 2002. The lease contains a provision requiring the company to pay property taxes and operating expenses which exceed base year amounts. Asia occupies a factory located in South Korea under a lease which expires March 31, 2004. Total rent expense was approximately $105,500 and $90,000 for the years ended September 30, 2001 and 2000, respectively.

         Future minimum annual rent payments and related operating expenses under these leases are approximately as follows:

             Year Ending
            September 30,
            -------------
                 2002                                             97,000
                 2003                                             61,000
                 2004                                             27,000
                                                                --------
                                                                 185,000
                                                                ========

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 7 - COMMITMENTS AND CONTINGENCY: (Continued)

         The Company is involved in a bankruptcy claim filed against one of its customers. The suit calls for $142,806 in trade accounts receivable claims. The Company believes it will receive $53,306, the amount included in accounts receivable, within the next fiscal year.

NOTE 8 - MAJOR CUSTOMER:

         One customer accounted for approximately 11% and 12% of sales for the years ended September 30, 2001 and 2000, respectively, which accounted for $104,365 and $137,509 of accounts receivable as of September 30, 2001 and 2000, respectively.

NOTE 9 - INCOME TAXES:

         Income taxes for the years ended September 30, 2001 and 2000 are as follows:

                                                               2001      2000
                                                               ----      ----

         Federal                                               5,245      5,362
         State                                                 4,648      6,042
                                                              ------     ------
                                                               9,893     11,404
                                                              ======     ======

         Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The significant components of the Company's deferred tax asset is the loss in the foreign joint venture. A valuation allowance has been established equal to the amount of the deferred tax asset.


NOTE 10 - RETIREMENT AND SEVERENCE BENEFITS:

         Employees who have been with K-Tronik Asia Corporation for over one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave K-Tronik Asia Corporation. It is not the policy of K-Tronik Asia Corporation to fund retirement and severance benefits accrued. However, provision has been made in the accompanying financial statements for the estimated accrued liability (approximately $44,000 and $21,000 at September 30, 2001 and 2000, respectively) under the plan, which would be payable if all employees left on the balance sheet date.

         The Company did not adopt Statement of Financial Accounting Standards
         (SFAS) No. 87, "Employers' Accounting for Pensions". However, management believes that the adoption of SFAS No. 87 would not have a material effect on the Company's results of operations or financial position.

                           K-TRONIK INT'L CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2001 AND 2000


NOTE 11 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

         Cash paid for interest for the years ended September 30, 2001 and 2000 was $203,033 and $155,496, respectively.

         Cash paid for income taxes for the years ended September 30, 2001 and 2000 was $19,698 and $7,904, respectively.

NOTE 12 - CHANGE IN ACCOUNTING PRINCIPLE - ORGANIZATION COSTS:

         During the year ended September 30, 2000, the Company changed its method of accounting for organization cost to conform with the new requirements of Statement of Position 98-5 Reporting on the Cost of Start-up Activities. The effect of this change was to decrease net income for September 30, 2000 by $337,896.


NOTE 13 - PRIOR PERIOD ADJUSTMENTS:

         Retained earnings at the beginning of September 30, 2000 has been adjusted to correct the following errors made in the prior year. Had the errors not been made, net income for September 30, 1999 would have been increased by $282,828, net of income tax of $-0-.

         Error in Unrecorded Forgiveness of Debt                        282,828
         Understatement of Expenses of K-Tronik International          (300,000)
         Understatement of Management Fee Revenue of K-Tronik Asia      300,000
                                                                       --------
                                                                        282,828
                                                                       ========

NOTE 14 - SUBSEQUENT EVENT:

         On December 6, 2001, Eiger announced the signing of an agreement to take the Company public, in the first quarter of 2002 by way of a reverse acquisition with LMC Capital Corp. ("LMC"), a U.S. reporting issuer. Eiger is to receive 7,571,428 shares of LMC for its 53% ownership of the Company. In addition, Eiger will receive an additional 7,071,000 shares of LMC in part because of its agreement to convert debt owed to it by the Company. The total consideration of 14,642,428 shares will represent 64% of the shares of LMC.

         On December 4, 2001, Eiger acquired 17,199 shares (13.34%) of K-Tronik Asia Corporation for $79,000, Eiger then transferred the 17,199 shares to K-Tronik Int'l Corporation for $79,000. After this transaction, K-Tronik Int'l Corporation owns 100% of K-Tronik Asia Corporation.

SUPPLEMENTARY INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS

Board of Directors
K-Tronik Int'l Corporation
290 Vincent Avenue
Hackensack, New Jersey 07601


           INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION


Our report on our audit of the consolidated financial statements of K-Tronik Int'l Corporation for September 30, 2001 and 2000, appears on page 1. That audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The accompanying supplementary information contained in the consolidating balance sheet, statements of operations and comprehensive loss, and cash flows is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Our opinion, insofar as it relates to K-Tronik Asia Corporation is based on the report of other auditors, such information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.




                                           /s/ SMOLIN, LUPIN & CO., P.A.
                                               Fairfield, New Jersey



November 30, 2001

                           K-TRONIK INT'L CORPORATION

                CONSOLIDATING BALANCE SHEET - SEPTEMBER 30, 2001

                                     ASSETS

                                                                                                 K-Tronik
                                                                                                   Int'l            K-Tronik
                                                              Total          Eliminations       Corporation       Asia Corp.
                                                          --------------    --------------     --------------   --------------
CURRENT ASSETS:
   Cash and Cash Equivalents                                    95,600              -               70,852            24,748
   Accounts Receivable - Net of Allowance for
     Doubtful Accounts of $19,000                            1,363,613          (303,738)        1,359,372           307,979
   Inventory                                                 2,395,261            20,794         1,718,643           655,824
   Prepaid Expenses                                            151,429              -               38,806           112,623
                                                            ----------        ----------        ----------        ----------
      Total Current Assets                                   4,005,903          (282,944)        3,187,673         1,101,174
                                                            ----------        ----------        ----------        ----------

PROPERTY AND EQUIPMENT - Net                                   405,289              -               24,423           380,866
                                                            ----------        ----------        ----------        ----------

OTHER ASSETS:
   Investment in Foreign Subsidiary                               -             (808,916)          808,916              -
   Security Deposits                                            44,058              -                 -               44,058
   Regulatory approval - Net of Accumulated
     Amortization of $33,035                                   116,072              -              116,072              -
   Loans and Advances                                            9,983              -                9,983              -
                                                            ----------        ----------        ----------        ----------
                                                               170,113          (808,916)          934,971            44,058
                                                            ----------        ----------        ----------        ----------

     TOTAL ASSETS                                            4,581,305        (1,091,860)        4,147,067         1,526,098
                                                            ==========        ==========        ==========        ==========

                                                      LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Notes Payable                                             1,426,611              -            1,205,351           221,260
   Accounts Payable and Accrued Expenses                     1,353,710          (303,738)          442,937         1,214,511
                                                            ----------        ----------        ----------        ----------
     Total Current Liabilities                               2,780,321          (303,738)        1,648,288         1,435,771
                                                            ----------        ----------        ----------        ----------

LOAN PAYABLE - Parent Company                                3,709,180              -            3,709,180              -
                                                            ----------        ----------        ----------        ----------

STOCKHOLDERS' DEFICIENCY:
   Common Stock - No Par Value; 25,000 Shares
    Authorized, Issued and Outstanding                         100,000          (525,115)          100,000           525,115
   Additional Paid-In Capital                                1,053,162        (2,747,693)        1,053,162         2,747,693
   Accumulated Deficit                                      (2,222,397)        3,074,121        (2,243,191)       (3,053,327)
   Accumulated Other Comprehensive Loss -
    Foreign Currency Translation Adjustments                  (120,372)          129,154          (120,372)         (129,154)
                                                            ----------        ----------        ----------        ----------
     Total                                                  (1,189,607)          (69,533)       (1,210,401)           90,327
     Less:  Minority Interest                                  718,589           718,589              -                 -
                                                            ----------        ----------        ----------        ----------
                                                            (1,908,196)         (788,122)       (1,210,401)           90,327
                                                            ----------        ----------        ----------        ----------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       DEFICIENCY                                            4,581,305        (1,091,860)        4,147,067         1,526,098
                                                            ==========        ==========        ==========        ==========

See independent auditors' report on supplementary information.

                           K-TRONIK INT'L CORPORATION

          CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                      FOR THE YEAR ENDED SEPTEMBER 30, 2000

                                                                                                 K-Tronik
                                                                                                  Int'l            K-Tronik
                                                              Total          Eliminations       Corporation       Asia Corp.
                                                          --------------    --------------     --------------   --------------
REVENUE                                                      4,494,699         2,975,463         4,478,187         2,991,975

COST OF SALES                                                3,086,716         2,995,528         3,402,288         2,679,956
                                                            ----------        ----------        ----------        ----------

GROSS PROFIT                                                 1,407,983           (20,065)        1,075,899           312,019

OPERATING EXPENSES                                           1,646,893              -              918,561           728,332
                                                            ----------        ----------        ----------        ----------

INCOME (LOSS) FROM OPERATIONS                                 (238,910)          (20,065)          157,338          (416,313)
                                                            ----------        ----------        ----------        ----------

OTHER INCOME AND (EXPENSES):
   Interest Income                                                 498              -                 -                  498
   Research and Development Costs                             (441,987)             -                 -             (441,987)
   Interest Expense                                           (168,221)             -             (168,044)             (177)
   Loss on Sale of Equipment                                      (443)             -                 (443)             -
   Loss from Investment in Subsidiary                             -            1,031,295        (1,031,295)             -
                                                            ----------        ----------        ----------        ----------
     Total Other Income and (Expenses)                        (610,153)        1,031,295        (1,199,782)         (441,666)
                                                            ----------        ----------        ----------        ----------

LOSS BEFORE MINORITY INTEREST IN LOSS OF
   CONSOLIDATED COMPANIES, INCOME TAXES
   AND CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                       (849,063)        1,051,360        (1,042,444)         (857,979)

MINORITY INTEREST IN LOSS OF CONSOLIDATED
   COMPANIES                                                   158,752           158,752              -                 -
                                                            ----------        ----------        ----------        ----------

LOSS BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                   (690,311)        1,210,112        (1,042,444)         (857,979)

INCOME TAXES                                                    11,404              -               11,404              -
                                                            ----------        ----------        ----------        ----------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE                                    (701,715)        1,210,112        (1,053,848)         (857,979)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE                                                  (337,896)             -               (5,828)         (332,068)
                                                            ----------        ----------        ----------        ----------

NET LOSS FOR THE YEAR                                       (1,039,611)        1,210,112        (1,059,676)       (1,190,047)

FOREIGN CURRENCY TRANSLATION
   ADJUSTMENTS                                                 (53,404)           61,626           (53,404)          (61,626)
                                                            ----------        ----------        ----------        ----------

COMPREHENSIVE LOSS FOR THE YEAR                             (1,093,015)        1,271,738        (1,113,080)       (1,251,673)
                                                            ==========        ==========        ==========        ==========


See independent auditors' report on supplementary information.

                           K-TRONIK INT'L CORPORATION

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED SEPTEMBER 30, 2001

                                                                                                 K-Tronik
                                                                                                  Int'l            K-Tronik
                                                              Total          Eliminations       Corporation       Asia Corp.
                                                          --------------    --------------     --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss for the Year                                      (567,375)        1,058,221          (755,025)         (870,571)
   Adjustments to Reconcile Net Loss to
    Net Cash Provided by (Used by) Operating Activities:
     Amortization and Depreciation                             147,098             -                23,729           123,369
     Bad Debt Expense                                           54,494             -                54,494              -
     Loss on Sale of Fixed Assets                                9,423             -                  -                9,423
     Minority Interest in Loss of Consolidated Companies      (128,303)        (128,303)              -                 -
     Loss on Investment in Subsidiary                             -            (833,487)           833,487              -
Net Change in Operating Assets and Liabilities:
     Accounts Receivable                                      (456,901)         (89,172)          (402,669)           34,940
     Inventory                                                (876,099)        (187,649)          (912,187)          223,737
     Prepaid Expenses                                           27,735             -               (17,668)           45,403
     Security Deposits                                          (8,049)            -                  -               (8,049)
     Loans and Advances                                         (3,793)            -                (3,793)             -
     Accounts Payable and Accrued Expenses                     540,106           89,172            (96,275)          547,209
                                                            ----------        ----------        ----------        ----------

       Net Cash Provided by (Used by)
        Operating Activities                                (1,261,664)          (91,218)       (1,275,907)          105,461
                                                            ----------        ----------        ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Equipment                                      (132,048)             -                 (574)         (131,474)
   Sale of Equipment                                            68,856              -                 -               68,856
   Purchase of Regulatory Approval                             (11,402)             -              (11,402)             -
                                                            ----------        ----------        ----------        ----------

     Net Cash Used by Investing Activities                     (74,594)             -              (11,976)          (62,618)
                                                            ----------        ----------        ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Notes Payable - Net                           (16,677)             -              177,516          (194,193)
   Proceeds from Loan Payable - Parent Company               1,230,000              -            1,230,000              -
                                                            ----------        ----------        ----------        ----------

     Net Cash Provided by (Used by)
      Financing Activities                                   1,213,323              -            1,407,516          (194,193)
                                                            ----------        ----------        ----------        ----------

EFFECT OF EXCHANGE RATE CHANGES                                (79,050)           91,218           (79,050)          (91,218)
                                                            ----------        ----------        ----------        ----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                        (201,985)             -               40,583          (242,568)

CASH AND CASH EQUIVALENTS - Beginning                          297,585              -               30,381           267,204
                                                            ----------        ----------        ----------        ----------

CASH AND CASH EQUIVALENTS - Ending                              95,600              -               70,964            24,636
                                                            ==========        ==========        ==========        ==========

See independent auditors' report on supplementary information.